===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                     NABI
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                     NABI
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:


Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                [LOGO OF NABI]

                     5800 Park of Commerce Boulevard, N.W.
                           Boca Raton, Florida 33487

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 26, 2000

                               ----------------

  The Annual Meeting of Stockholders of Nabi will be held on Friday, May 26, 2000 at 10:00 a.m., in the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida, for the following purposes:

  1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

  2. To consider and act upon a proposal to approve and adopt Nabi's 2000 Equity Incentive Plan.

  3. To consider and act upon a proposal to approve and adopt Nabi's 2000 Employee Stock Purchase Plan.

  4. To consider and act upon such other business and matters or proposals as may properly come before said Annual Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on April 7, 2000 as the record date for determining the stockholders having the right to receive notice of and to vote at said Annual Meeting.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

Boca Raton, Florida
April 28, 2000

 YOUR VOTE IS IMPORTANT. THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MAY ALLOW YOU THE OPTION OF VOTING OVER THE INTERNET OR BY TELEPHONE INSTEAD OF USING THE TRADITIONAL MAIL-IN PROXY CARD. PLEASE REFER TO THE ENCLOSED PROXY TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE USING ONE OF THE PROXY VOTING METHODS MADE AVAILABLE TO YOU. IF YOU CHOOSE TO MAIL THE ENCLOSED PROXY CARD, PLEASE SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING THE ENCLOSED PROXY CARD OR VOTING OVER THE INTERNET OR BY TELEPHONE WILL NOT AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

                                [LOGO OF NABI]

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 May 26, 2000

  This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Nabi ("Nabi" or the "Company") of Proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Friday, May 26, 2000 at 10:00 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors to serve for the ensuing year, to approve and adopt the Company's 2000 Equity Incentive Plan (the "2000 Plan") and to approve and adopt the Company's 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan").

  The Company's principal executive offices are located at 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. The Company mailed this Proxy Statement and the proxy accompanying this Proxy Statement (the "Proxy") on or about April 28, 2000 to its stockholders of record at the close of business on April 7, 2000.

                              GENERAL INFORMATION

  Voting Securities. The holders of record of shares of Common Stock of the Company at the close of business on April 7, 2000 may vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 35,697,090 shares of Common Stock. Each stockholder has one vote at the Annual Meeting for each share of Common Stock held of record on said date. As long as a quorum (a majority of the issued and outstanding shares of Common Stock) is present in person or by proxy at the Annual Meeting, the directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereat and approval of the 2000 Plan and the Stock Purchase Plan will require the affirmative vote of the holders of shares of Common Stock representing a majority of the votes present (or represented) and entitled to vote on the matter. Votes may be cast in favor of the election of each of the nominees for director or withheld; votes that are withheld will have no effect on the outcome of the election of directors. For purposes of the votes on the 2000 Plan and the Stock Purchase Plan, abstentions will have the same effect as votes against the plan being considered and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote. Both abstentions and broker non-votes will count toward the presence of a quorum.

  How to Vote. You can vote by filling out the accompanying Proxy and returning it in the postage-paid return envelope that is enclosed. In addition, in most cases, stockholders of record (that is, those holding Nabi stock in their own name) have a choice of voting over the Internet or by using a toll-free telephone number. Please refer to the enclosed Proxy or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareowners of record will close at 12:00 a.m. E.S.T. on May 25, 2000. Voting information is provided on the enclosed Proxy. The Control Number, located in the upper right hand corner of the signature side of the Proxy, is designed to verify your identity, allow you to vote your shares, and confirm that your vote has been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on the bank's or broker's voting process as described on the form that you receive from them.

  Voting Procedures and Changing Your Vote. If you specify in the Proxy or in your vote over the Internet or by telephone how your shares are to be voted, the shares will be voted in accordance with such specifications, but any Proxy or vote over the Internet or by telephone which does not specify how your shares are to be voted will be voted "for" the election of the nominees for director named herein and for the approval of the 2000 Plan and the Stock Purchase Plan. You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the Annual Meeting or by giving written notice to the Secretary of the Company. If you voted by telephone or the Internet you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

               ANNUAL REPORT AND INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999, including financial statements and the report of Ernst & Young LLP thereon, is being mailed herewith to each of the Company's stockholders of record at the close of business on April 7, 2000.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  It has been the practice of the Company's Board of Directors at its first meeting following the annual meeting of stockholders to approve independent certified public accountants for the ensuing year.

                                    ITEM I

                             ELECTION OF DIRECTORS

  The Company's By-laws provide that the Board of Directors shall consist of not less than three nor more than 15 directors, the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at six. In the event that any of the nominees becomes unavailable, which the Company does not now anticipate, the persons named as Proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. The By-laws provide that, within the limits above specified, the number of directors may at any time be increased or decreased by the vote of the Board. No decrease in the number of directors, however, shall affect the term of any director in office.

  Each of the following directors has been nominated for reelection at the Annual Meeting:

  David L. Castaldi, age 60, has been a director of Nabi since July 1994. From August 1998 to December 1999, Mr. Castaldi served as Chief Executive Officer of Cadent Medical Corp. ("Cadent"), a medical device company of which he was a co-founder. Since October 1996, Mr. Castaldi also has served as Cadent's Chairman. From August 1996 to August 1998, he was a consultant to and Chief Executive Officer of Biolink Corporation, a medical device company. He was one of the founders of BioSurface Technology, Inc., and served as its President and Chief Executive Officer and as a director from March 1987 until it was acquired by Genzyme Corporation in December 1994. From 1971 to 1987, Mr. Castaldi was employed by Baxter Travenol Laboratories, Inc. where he served, from 1977 to 1987, as President of the Hyland Therapeutics Division, a worldwide manufacturer and marketer of therapeutic biological pharmaceuticals. Mr. Castaldi also serves on the Board of Directors of Ergo Science Corp.

  George W. Ebright, age 61, has been a director of Nabi since November 1995. Until December 1994, Mr. Ebright was Chairman of the Board of Cytogen Corporation ("Cytogen"), a biopharmaceutical company, which he joined in February 1989 as President, Chief Executive Officer and director. For 26 years prior to joining Cytogen, Mr. Ebright held various management positions at SmithKline Beecham Corporation, including President and Chief Operating Officer from 1987 to 1989. Mr. Ebright also serves on the Board of Directors of West Pharmaceutical Services Inc. and Arrow International Inc.

  David J. Gury, age 61, has served as Nabi's Chairman of the Board, President and Chief Executive Officer since April 3, 1992. Previously, since May 21, 1984, he was Nabi's President and Chief Operating Officer. He has been a director of Nabi since 1984. From July 1977 until his employment by Nabi, Mr. Gury was employed by Alpha Therapeutic Corporation (formerly Abbott Scientific Products) as Director of Plasma Procurement (through October 1980), General Manager, Plasma Operations (through October 1981) and Vice President, Plasma Supply (through May 1984). In these capacities, Mr. Gury had executive responsibilities for plasma procurement and operation of plasmapheresis centers.

  Richard A. Harvey, Jr., age 50, has been a director of Nabi since 1992. He has been President of Stonebridge Associates, LLC ("Stonebridge"), a Boston investment banking firm, since January 1996, and was President of BNY Associates, Incorporated ("BNYA"), Stonebridge's predecessor-in-interest, from November 1991 to January 1996. Previously, from April 1988 to November 1991, he was a Managing Director of BNYA, and from April 1980 to April 1988 he was a Senior Vice President of Shearson Lehman Brothers.

  Linda Jenckes, age 52, has been a director of Nabi since 1997. Ms. Jenckes has been a principal of Linda Jenckes & Associates, a legislative, media and public affairs consulting firm that she founded, since February 1995. Previously, from January 1982 to January 1995, Ms. Jenckes was Senior Vice President of Health Insurance Association of America, a health and disability insurance trade association. Ms. Jenckes also serves on the Board of Directors of Vivus, Inc.

  David A. Thompson, age 58, has been a director of Nabi since 1990. Mr. Thompson has been Chairman of the Board and Chief Executive Officer of Diagnostic Marketing Strategies, a management consulting company that he founded, since March 1996. In June 1995, Mr. Thompson retired as Senior Vice President of Abbott Laboratories ("Abbott") and as President of its Diagnostics Division, positions he had held since August 1983. Prior to that time he served in various capacities at Abbott and its Ross Laboratories Division, including Vice President of Personnel, Vice President of the Materials Management Division, Vice President of Operations and Director of Manufacturing and Engineering. Mr. Thompson also serves on the Board of Directors of Hycor Biomedical Incorporated, LifeCell Corporation, TriPath Imaging, Inc. and St. Jude Medical.

Certain Information Regarding Directors

  The Board of Directors of the Company, which held 6 meetings in 1999, has formed the following committees:

  The Compensation Committee, consisting of Messrs. Thompson, Harvey and Ebright, the function of which is to (i) administer the Company's bonus plans;
(ii) determine the compensation of the Company's Chief Executive Officer and other executive officers; and (iii) advise the Board of Directors on compensation matters generally, to the extent the Board requests its advice. The Compensation Committee met 2 times in 1999.

  The Stock Option Committee, consisting of Messrs. Thompson and Ebright, the function of which is to administer the Company's equity incentive plans. The Stock Option Committee met 2 times in 1999.

  The Audit Committee, consisting of Messrs. Castaldi, Harvey and Ms. Jenckes, the function of which is to (i) make recommendations to the Board of Directors with regard to the selection of the Company's independent auditors; (ii) review the Company's financial statements and the results of the independent audit, including the adequacy of internal controls; and (iii) oversee or conduct special investigations or other functions on behalf of the Board of Directors. The Audit Committee met 6 times in 1999.

  Each director of the Company attended at least 75% of the aggregate of (i) all meetings of the Board held during the period for which he or she has been a director and (ii) all meetings of each committee of which he or she was a member during 1999.

  Each non-employee director receives an annual fee of $15,000, and a fee of $500 for each meeting of the Board or any committee thereof attended by the director (except for meetings attended by conference telephone, in which case the fee is $100). Fees are paid for attendance at committee meetings even if they are scheduled in connection with Board meetings. Each non-employee director, pursuant to the Company's Stock Plan for Non-Employee Directors, may elect to receive his or her annual fee in shares of Common Stock in lieu of cash. Directors also are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

  Each non-employee director is entitled to receive, pursuant to the Company's Stock Plan for Non-Employee Directors, a stock option for shares of Common Stock on the date on which he or she initially is elected to serve in office, and a stock option for shares of Common Stock on the date of each subsequent annual meeting of stockholders at which he or she was elected to continue in office. The number of shares of Common Stock underlying such stock options and the attendant vesting period is to be determined by the Board of Directors on the date of each director's election (or re-election, as the case may be).

  There are no family relationships among any of the directors or executive officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

  The Company believes that during 1999 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain information for the past three fiscal years with respect to the annual and long-term compensation of the Company's Chief Executive Officer and certain other highly compensated executive officers of the Company during the most recent fiscal year (such executive officers (including the Chief Executive Officer) are sometimes collectively referred to in this Proxy Statement as the "named executive officers"):

                                                                     Long Term
                                                                    Compensation
                                       Annual Compensation             Awards
                              ------------------------------------- ------------
                                                                     Securities
   Name and Principal         Salary               Other Annual      Underlying     All Other
        Position         Year ($)(1)  Bonus ($) Compensation ($)(2) Options (#)  Compensation ($)
   ------------------    ---- ------- --------- ------------------- ------------ ----------------
David J. Gury........... 1999 442,058     --           20,681         195,067         54,921(3)
 Chairman of the Board,  1998 450,001     --           24,749         190,000         55,380
 President and Chief     1997 454,962     --           22,226         165,735         55,327
 Executive Officer
Robert B. Naso.......... 1999 228,365     --              695          88,811         12,639(3)
 Senior Vice President,  1998 219,135     --              --           70,000         12,864
 Quality, Regulatory and 1997 221,149     --              --           85,086         12,864
 Product Development
David D. Muth........... 1999 223,077     --              543          87,504         16,927(3)
 Senior Vice President,  1998 211,538     --              --           70,000         16,676
 Business Operations     1997 202,692     --           98,294          56,243         13,537
Bruce K. Farley(4)...... 1999 167,346  41,665         129,872         154,663         12,255(3)
 Senior Vice President,  1998     --      --              --              --             --
 Manufacturing
  Operations             1997     --      --              --              --             --
Thomas H. McLain(5)..... 1999 180,962     --           21,160          78,356         13,951(3)
 Senior Vice President,  1998  91,539  65,640          23,217         135,000         12,118(3)
 Corporate Services,
  Chief                  1997     --      --              --              --             --
 Financial Officer and
  Assistant Secretary

--------
(1) Includes for certain individuals bonuses and accrued unused vacation reimbursements that were deferred at the election of the individuals into retirement accounts pursuant to the Company's Supplemental Executive Retirement Program (the "SERP").

(2) Includes relocation expenses paid in the amount of $87,494 for Mr. Muth in 1997; $23,117 and $20,725 for Mr. McLain in 1998 and 1999, respectively; and $129,656 for Mr. Farley in 1999.

(3) Includes premiums for life insurance in the amounts of $27,921, $639, $255, $396 and $243 paid by the Company on behalf of, respectively, Messrs. Gury, Naso, Farley, Muth and McLain during 1999. In addition, includes premiums for life insurance in the amount of $118 paid by the Company on behalf of Mr. McLain during 1998. Also includes contributions made by the Company under its 401(k) plan in the amount of $5,000, $4,531 and $1,708, on behalf of, respectively, Messrs. Gury, Muth and McLain during 1999. Also includes premiums for split dollar life insurance contributions under the SERP in the amount of $12,000 in 1998 on behalf of Mr. McLain and $22,000 on behalf of Mr. Gury and $12,000 on behalf of, respectively, Messrs. Naso, Farley, Muth and McLain during 1999, which premium payments (less $1,046, $695, $216, $543 and $435, respectively for
    1999) are recoverable by the Company in the event of the employee's termination of employment or death.

(4) Mr. Farley joined the Company in February 1999 and became an executive officer in March 1999.

(5) Mr. McLain joined the Company as an executive officer in June 1998.

Option/SAR Grants in Last Fiscal Year

  The following table contains information with respect to stock options granted to the named executive officers during the Company's fiscal year ended December 31, 1999. To date, the Company has not granted stock appreciation rights.

                                                                                 Potential
                                                                                Realizable
                                                                                 Value at
                                                                              Assumed Annual
                                                                              Rates of Stock
                                                                                   Price
                                                                               Appreciation
                                                                                for Option
                                          Individual Grants                        Terms
                         ---------------------------------------------------- ---------------
                           Number of     Percent of
                           Securities   Total Options
                           Underlying    Granted To
                            Options     Employees in    Exercise   Expiration
Name                     Granted (#)(1)  Fiscal Year  Price ($/sh)    Date     5%($)  10%($)
----                     -------------- ------------- ------------ ---------- ------- -------
David J. Gury...........    190,000         9.72%         2.69     2/01/2009  321,189 813,956
Robert B. Naso..........     70,000         3.58%         2.69     2/01/2009  118,333 299,879
David D. Muth...........     70,000         3.58%         2.69     2/01/2009  118,333 299,879
Bruce K. Farley.........     75,000         3.84%         2.84     2/09/2009  134,143 339,945
Thomas H. McLain........     60,000         3.07%         2.69     2/01/2009  101,428 257,039

--------
(1) Each option granted to Messrs. Gury, Naso, Muth and McLain has become exercisable with respect to 25% of the shares subject to the option and will become exercisable with respect to an additional 25% of the shares subject to the option on each of February 1, 2001, 2002 and 2003. Each option granted to Mr. Farley has become exercisable with respect to 25% of the shares subject to the option and will become exercisable with respect to an additional 25% of the shares subject to the option on each of February 9, 2001, 2002 and 2003. The Compensation Committee may at any time accelerate the exercisability of any option. In addition, in the event of a change in control of the Company (as determined by the Compensation Committee), the Committee may take such actions with respect to the options as it considers equitable and in the best interests of the Company. Under the terms of his employment agreement, if Mr. Gury is terminated without cause (as defined in his employment agreement), one-half of his then-unvested stock options will immediately become exercisable. The Company also has agreed that, under certain circumstances in which Mr. Gury is terminated following a change in control, 75% of his then-unvested stock options will immediately become exercisable. Under the terms of their employment agreements, if any of Messrs. Naso, Farley, Muth and McLain is terminated without cause (as defined in their respective employment agreements), all of their then-unvested stock options will immediately become exercisable.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table shows certain information concerning the aggregate number and dollar value of all options exercised during the fiscal year ended December 31, 1999 and the total numbers of unexercised options held by each of the named executive officers as of December 31, 1999.

                                                   Number of Securities    Value of Unexercised In-the-
                                                  Underlying Unexercised              Money
                                                  Options at December 31,    Options at December 31,
                                                          1999(#)                    1999($)
                                                 ------------------------- ----------------------------
                           Shares
                         Acquired on
                          Exercise      Value
          Name               (#)     Realized($) Exercisable/Unexercisable Exercisable/Unexercisable(1)
          ----           ----------- ----------- ------------------------- ----------------------------
David J. Gury...........     --          --           489,065/396,558            269,489/515,639
Robert B. Naso..........     --          --           134,990/157,751             25,259/211,370
David D. Muth...........     --          --            67,683/140,806             16,696/185,682
Bruce K. Farley.........     --          --                 --/75,000                 --/133,575
Thomas H. McLain........     --          --            18,750/116,250             30,469/207,626

--------
(1) Calculated using the difference between the option exercise price and $4.625, the closing price of the Company's Common Stock on the Nasdaq National Market ("Nasdaq") on December 31, 1999. The closing price of the Company's Common Stock on Nasdaq on April 20, 2000 was $6.00.

Employment Agreements

  The Company has employment agreements with each of the named executive officers. The employment agreement with Mr. McLain, effective June 1, 1998, expires on May 31, 2001. The employment agreement with Mr. Farley, effective February 9, 1999, expires on February 9, 2002. The employment agreement with Mr. Naso, effective August 1, 1998, expires on July 31, 2001. The employment agreement with Mr. Muth, effective August 1, 1999, expires on July 31, 2002. The base salaries paid under the employment agreements with Messrs. Farley, Naso, Muth and McLain were $190,000, $225,000, $220,000 and $185,000, respectively, for the one-year period ended March 31, 2000, and are subject to annual increases at the discretion of the Compensation Committee. Under the employment agreements with Messrs. Farley, Naso, Muth and McLain (collectively, the "Employment Agreements"), each of the employees is eligible to participate in the Company's benefit plans and programs and is entitled to receive such additional compensation, term life insurance and annual bonuses as determined by the Compensation Committee. In addition, Messrs. Farley, Naso, Muth and McLain are entitled to receive a monthly automobile allowance. Each of the Employment Agreements provides that it may be terminated by either the employee or the Company prior to the expiration of its term; however, if any of Messrs. Farley, Naso, Muth and McLain is terminated without cause (as defined in each Employment Agreement) he is entitled to receive a severance payment in the amount of 100% of his then-current annual salary, the continuation of all then-existing benefits for 12 months following termination and payment of his prorated bonus for the then-current calendar year. In addition, for a termination without cause (as defined in each Employment Agreement), all of these employees' then-unvested stock options will vest and become exercisable. Each of the Employment Agreements provides that the employee will not compete with the Company for a period of one year after his employment terminates.

  Mr. Gury's employment agreement was effective January 1, 1993, and automatically is continued for successive one-year terms on January 1 of each year unless at least 180 days' prior notice of termination is given by either Mr. Gury or the Company. Mr. Gury's base salary under his employment agreement was $440,000 through the one-year period ended March 31, 2000, and is subject to annual increases at the discretion of the Compensation Committee. Mr. Gury is entitled to participate in bonus plans maintained by the Company for senior executives and may receive additional bonuses at the discretion of the Compensation Committee. The employment agreement also provides that Mr. Gury shall receive other specified benefits. The Company may terminate Mr. Gury's employment at any time during the term of the employment agreement (including any automatic extension thereof). If the termination is without cause (as defined in the agreement), for a period of three years Mr. Gury will be entitled to receive each year an amount equal to his salary at the time of termination plus his average bonus for the last three fiscal years. In addition, all restricted stock awarded to Mr. Gury will no longer be subject to forfeiture or contractual restrictions on transfer and one-half of his then-unvested (i) stock options, (ii) restricted stock awards, and (iii) stock appreciation rights, if any, will immediately vest and become exercisable. During such period, Mr. Gury shall continue to receive all benefits that he otherwise is entitled to receive under the employment agreement and professional out-placement services at the Company's expense. The employment agreement also provides under certain circumstances for severance benefits in the event that Mr. Gury terminates his employment following the initial term of the agreement or any extension thereof. Mr. Gury's employment agreement provides that he will not compete with the Company during any period in which he is receiving severance payments. In addition, in certain circumstances involving the termination of Mr. Gury's employment following a change in control of the Company, Mr. Gury will receive a lump sum payment of three times his base salary and average bonus, professional out-placement services at the Company's expense, three years' continued benefits and accelerated vesting with respect to 75% of his then-unvested options.

Compensation Committee Report

  Executive compensation levels are based on a compensation program developed by the Compensation Committee in February 1993, which was modified in 1998 with respect to equity incentive compensation.

  Management Compensation Program. The Company's Management Compensation Program (the "Program") was developed by the Compensation Committee with the assistance of an outside compensation consultant and the Company's Vice President of Human Resources, and incorporates the results of a study undertaken by the American Compensation Association of executive compensation practices. The Program, which is based upon the compensation practices of comparable companies included in the study, is founded on the following principles. First, a strong link should be developed between planned organizational goals and individual compensation. Second, the Company should assure total compensation opportunities that are above comparable companies when the Company's performance is superior to theirs and below such comparators if the Company's performance is inferior to theirs. Third, the Company's compensation program should allow it to attract and retain individuals whose performance will enhance the profitability of the Company and, thus, stockholder value.

  The Company uses a comparator group of companies in the pharmaceutical/healthcare industry (the "Comparator Group") to serve as the basis for determining the appropriate cash element of the Program (base compensation and bonus). The companies in the Comparator Group are selected from the pharmaceutical/ healthcare industry based on their similarity to the Company in size, as determined by total revenue.

  Base salary, annual bonus and equity incentive compensation, the three components of executive officers' compensation provided under the Program for 1999, are discussed below. Base salary and equity incentive compensation for 1999 were established by the Compensation Committee in early 1999 based on prior years' performance and the additional factors discussed below.

  Base Compensation. The Program is targeted to establish conservative base salaries set at 90% of the median salary levels of the Comparator Group.

  The Compensation Committee makes salary decisions based on a structured annual review with input from the Chief Executive Officer for the other executive officers as deemed appropriate. Three equally weighted criteria, performance relative to corporate budgets, performance on specific projects and management attributes/skills performance, are the measurement factors used to make base salary decisions.

  Annual Bonus. Annual cash bonuses are provided to reward the attainment of planned operating goals based on revenue and profitability (pretax income as a percentage of revenue) and specified individual goals, with increased bonus amounts when performance is above the planned operating goals. For fiscal year 1999, if planned operating goals were attained or exceeded, the executives were eligible to receive cash bonuses ranging up to 125% of their base salaries. Annual bonuses based on this standard were not awarded for 1999 due to the Company's 1999 performance.

  Equity Incentive Compensation. The long-term performance-based compensation of executive officers takes the form of option awards under the Company's stock option plans. The Compensation Committee believes that this equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the market price of the Company's Common Stock. Accordingly, stock options will have value only if the Company's stock price increases. Vesting is used to encourage employees to continue in the employ of the Company. Despite the fact that bonuses were not awarded to the Company's executive officers in 1999, the Stock Option Committee approved the issuance of options to these officers in order to provide them with a continuing incentive to perform and to further align their interests with those of the Company's stockholders.

  Other Compensation. The Compensation Committee is authorized to make discretionary compensation awards from time to time, including restricted stock awards.

  Chief Executive Officer Compensation. Mr. Gury's 1999 base salary was approximately 90% of the median level of the base salaries in the Comparator Group. In 1998, Mr. Gury's base salary also was approximately 90% of the median level. In 1999, an option to purchase 190,000 shares of Common Stock was awarded to Mr. Gury under the equity incentive portion of the Program.

                                          Respectfully submitted by,

                                          THE COMPENSATION COMMITTEE
                                          David A. Thompson
                                          Richard A. Harvey, Jr.
                                          George W. Ebright

Comparative Stock Performance

  The following graph and chart compare during the five-year period commencing December 31, 1994 and ending December 31, 1999 the annual change in the cumulative total return on the Company's Common Stock with the NASDAQ Stock Market (U.S.) and the NASDAQ Pharmaceutical Stocks indices, assuming the investment of $100 on December 31, 1994 (at the market close) and the reinvestment of any dividends.



                                 [GRAPH]
                          1994      1995      1996      1997      1998      1999
NABI                   $100.00   $143.33   $116.67   $ 45.42   $ 35.83   $ 61.67
NASDAQ STOCK MARKET
  (U.S.) INDEX         $100.00   $141.44   $173.92   $213.09   $300.27   $556.59
NASDAQ PHARMACEUTICAL
  STOCKS INDEX         $100.00   $183.41   $189.98   $189.97   $242.85   $449.63

                                    ITEM II

                            PROPOSAL TO APPROVE THE
                          2000 EQUITY INCENTIVE PLAN

  The Company's 1990 Equity Incentive Plan, as amended to date (the "1990 Plan"), adopted by the Company's stockholders in July 1990, will expire in July 2000. To replace the 1990 Plan, on March 10, 2000, the Board of Directors, in accordance with the recommendation of the Company's Compensation Committee, adopted a new equity incentive plan, subject to stockholder approval, entitled the 2000 Equity Incentive Plan ("2000 Plan") with substantially similar terms and conditions as the 1990 Plan except for changes made to reflect developments in law and practice since 1990. The following description summarizes the material provisions of the 2000 Plan, which is qualified in its entirety by the complete text of the 2000 Plan attached to this Proxy Statement as Appendix A. Upon stockholder approval of the 2000 Plan, the Company does not intend to make any further awards under the 1990 Plan.

  Administration. The 2000 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee, whose members are ineligible to participate in the 2000 Plan, determines which employees and consultants (including directors who are employees or consultants) receive Awards and the size and type of Awards. The Committee has authority to adopt, alter and repeal rules and guidelines governing the 2000 Plan, interpret provisions of the 2000 Plan and decide all disputes arising in connection with the 2000 Plan.

  Stock Available for Awards. The 2000 Plan provides for the award of up to 1,696,922 shares of Common Stock, which is equal to the number of shares currently available for grant under the 1990 Plan, in the form of incentive stock options ("ISOs"), non-qualified stock options, restricted stock, stock appreciation rights, performance shares or stock units (each, an "Award"). The number of shares of Common Stock available for issuance to any participant in any calendar year is limited to 250,000 shares. Under the previous 1990 Plan, the Company awarded only ISOs, non-qualified stock options and restricted stock. The Company has not awarded, and currently does not intend to award, stock appreciation rights, performance shares or stock units, under the 2000 Plan.

  Options. The Committee may award ISOs and non-qualified stock options (collectively, the "Options") and determine the number of shares to be covered by each Option, the Option price, the term of the Option, its exercise date, and other conditions and limitations applicable to the exercise of the Option. As required by the Internal Revenue Code of 1986, as amended (the "Code"), the Option price per share of Common Stock underlying an ISO cannot be less than 100% of the fair market value of the Common Stock on the date of grant (or 110%, in the case of a greater-than-10% stockholder). Options may be exercisable for not more than 10 years after the date the Option is granted. The Committee may at any time accelerate the exercisability of all or any portion of any Option.

  Taxation of Options. For federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO. Correspondingly, no deduction is allowed to the Company upon either the grant or the exercise of an ISO. If the aggregate fair market value of the Common Stock ISOs are exercisable by a participant for the first time in a calendar year exceeds $100,000, such options cannot be treated as ISOs. However, there is a limit on the options that can be granted to an individual that will qualify as ISOs. This limit is determined by the value of the Common Stock underlying the ISOs at the time of the grant.

  If shares acquired upon the exercise of an ISO are not disposed of within the two-year period following the date the ISO is granted and within the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the ISO, the difference between the amount realized on any disposition thereafter and the Option price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of either of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the Option exercise price or (ii) the actual gain realized on disposition will be deemed to be compensation to the optionee and will be taxed at ordinary income tax rates. In such event, the Company will be entitled to a corresponding deduction from its income, provided the Company satisfies applicable reporting requirements with respect to such income in a timely manner. Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from the income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain.

  "Alternative minimum taxable income" in excess of a taxpayer's exemption amount is subject to the alternative minimum tax, which is imposed at rates of 26% to 28% on individuals and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the Option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax. The payment of any alternative minimum tax resulting therefrom will not increase the optionee's basis in the shares acquired for regular income tax purposes.

  A person who is granted a non-qualified stock option will not have taxable income at the date of grant; but an optionee will be deemed to have received compensation income on the date of exercise in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the Option exercise price. The optionee's basis for such shares will be increased by the amount that is deemed compensation income. For the year in which a non-qualified stock option is exercised, the Company will be entitled to a deduction in the same amount as the optionee is required to include in his or her income, provided the Company satisfies applicable reporting requirements with respect to such income in a timely manner. When the optionee disposes of such shares, he or she will recognize capital gain or loss.

  Section 162(m) of the Code generally disallows a tax deduction to companies subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, for compensation exceeding $1,000,000 paid to the corporation's chief executive officer and to next four most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limit. A stock option granted under the 2000 Plan (whether or not it is an ISO) will be excluded from the deduction limit provided that (i) the exercise price of the Option is equal to the fair market value of the Company's shares subject to the Option on the date of grant, and (ii) certain other eligibility requirements relating to (among other things) the composition of the Committee and stockholder approval of the 2000 Plan are met. In order for Options and certain other types of Awards under the 2000 Plan to comply with these eligibility requirements, the 2000 Plan must state the maximum number of shares underlying any Awards that any participant may be receive during a specified period.

  Restricted Stock. An Award of restricted stock ("Restricted Stock") entitles the participant to acquire shares of Common Stock for a purchase price equal to or greater than par value, subject to such conditions and restrictions, including a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant's termination of employment. Subject to the provisions of the 2000 Plan, the Committee may award shares of Restricted Stock and determine the cash purchase price or other consideration therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of these Awards. The Committee may modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. A participant has all the rights of a stockholder with respect to his or her Restricted Stock including voting and dividend rights, subject to any applicable restrictions on transfer and Company repurchase or forfeiture rights, and subject to any other conditions contained in the Award.

  Taxation of Restricted Stock. A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the Common Stock is no longer subject to forfeiture, less any amount paid for such stock. But a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. If the election is made, no taxable income will be recognized when the shares subject to such election are no longer subject to forfeiture. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to amounts previously included in income with respect to the shares. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of the shares begins when the restriction period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

  General Provisions Applicable to Awards. The Committee determines whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a participant to defer all or any portion of a payment under the 2000 Plan, including the crediting of interest on deferred amounts denominated in Common Stock. Such a deferral may have no effect for purposes of determining the timing of taxation of payments. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an ISO to a non-qualified stock option, if the participant consents to such action or the Committee determines that the action would not materially and adversely affect the participant. No employee shall be eligible to receive in excess of 250,000 shares of Common Stock underlying Awards in any calendar year. The Committee may award non-qualified stock options at less than 85% (but not less than 50%) of fair market value on the date of grant and may award Restricted Stock with a restricted period of less than three years, provided that the number of such Options and shares of Restricted Stock at the time shall not exceed five percent of the shares of Common Stock reserved for issuance under the 2000 Plan at such time. If approved by the Company's stockholders, the 2000 Plan shall be effective on May 28, 2000. Before this approval, the stockholders of the Company must specifically approve any Award made under the 2000 Plan.

  The number of shares of Common Stock issuable pursuant to the 2000 Plan may not be changed except by approval of the stockholders. But in the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction, affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be made available under the 2000 Plan, the Committee may adjust equitably the number and kind of shares of stock or securities in respect of which Awards may be made under the 2000 Plan, the number and kind of shares subject to outstanding Awards, and the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award. Except pursuant to the preceding sentence and except for Options covering shares of Common Stock aggregating no more than five percent of the shares of Common Stock reserved for issuance under the 2000 Plan at the time, the Committee may not reprice outstanding Options under the 2000 Plan without approval by the stockholders. Common Stock subject to Awards that expire or are terminated prior to exercise or Common Stock that has been forfeited under the 2000 Plan will be available for future Awards under the Plan. Any proceeds received by the Company from transactions under the 2000 Plan will be used for the general corporate purposes of the Company.

  In order to preserve a participant's rights under an Award in the event of a change in control of the Company, the Committee may, at any time an Award is made or at any time thereafter, take one or more of the following actions with respect to any such change of control: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee,
(iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

  The 2000 Plan may be amended from time to time by the Board of Directors or terminated in its entirety, provided that no amendment may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement. The Company is seeking approval of the 2000 Plan discussed above in order to satisfy the requirements of Section 422 of the Code and the regulations promulgated under Section 162(m) of the Code.

  Plan Benefits. Future Awards under the 2000 Plan are subject to the discretion of the Committee. It is impossible, therefore, to indicate the specific Awards that will be granted to or benefits that will be received by any individual participant or group of participants under the 2000 Plan. However, the table below suggests the amounts of Awards that might have been granted under the 2000 Plan had it been in effect during 1999. This table shows Awards made during the fiscal year ended December 31, 1999 through the grant of Options pursuant to the 1990 Plan, the predecessor to the 2000 Plan, to (1) the named executive officers named in the "Summary Compensation Table" contained in this Proxy Statement, (2) all current executive officers, as a group, (3) all directors who are not executive officers, as a group, and (4) all employees, including all current officers who are not executive officers, as a group.

                          1990 EQUITY INCENTIVE PLAN

                                                                       Number of
                                                                       Shares of
                                                                        Common
Name and Position                                                        Stock
-----------------                                                      ---------
David J. Gury.........................................................  190,000
Robert B. Naso........................................................   70,000
David M. Muth.........................................................   70,000
Bruce K. Farley.......................................................   75,000
Thomas H. McLain......................................................   60,000
Current Executive Officer Group (5 Persons)...........................  465,000
Non-Executive Officer Director Group (6 Persons)......................      --
Non-Executive Officer Employees ( 2 Persons)..........................   40,000

  THE BOARD OF DIRECTORS URGES THE STOCKHOLDERS TO VOTE FOR THE APPROVAL OF THE 2000 EQUITY INCENTIVE PLAN

                                   ITEM III

                            PROPOSAL TO APPROVE THE
                       2000 EMPLOYEE STOCK PURCHASE PLAN

  On March 10, 2000, the Board of Directors approved the 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to shareholder approval. The Stock Purchase Plan is intended to provide employees of the Company an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's Common Stock. Under the Stock Purchase Plan, payroll deductions will be used to purchase shares of the Company's Common Stock for eligible, participating employees. The following is a summary of the material provisions of the Stock Purchase Plan, which is qualified in its entirety by a copy of the Stock Purchase Plan that is attached hereto as Appendix B.

  The Stock Purchase Plan initially shall be administered by the Company's President or his designee (the "Administrator"). Subject to the final determination of the Board of Directors of the Company, the Administrator has the power to interpret and construe the provisions of the Stock Purchase Plan and to adopt rules and regulations for administering the Stock Purchase Plan. The determination of the Administrator as to any matter or provision contained in the Stock Purchase Plan will be final and binding on the Company, the participants, beneficiaries and all other parties.

  Any employee of the Company is eligible to participate in the Stock Purchase Plan, provided he or she is employed by the Company on the Offering Commencement Date (as defined below) and is employed by the Company as of the date(s) each payroll deduction is made in accordance with the provisions of the Stock Purchase Plan. Notwithstanding the foregoing, no employee will be eligible to participate in the Stock Purchase Plan if (i) immediately after the grant of the option to purchase Common Stock under the Stock Purchase Plan the participant would own or hold options to purchase, or as a result of participation in the Stock Purchase Plan would own or hold options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or (ii) the grant of the option under the Stock Purchase Plan would permit the participant's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate that exceeds $25,000 of the fair market value of the stock for each calendar year in which such option is outstanding.

  There are currently approximately 1,764 employees eligible to participate in the Stock Purchase Plan.

  The Stock Purchase Plan authorizes the issuance by the Company of up to 500,000 shares of the Company's Common Stock, subject to adjustment upon changes in the capitalization of the Company, to participating employees. If at any time the number of shares of Common Stock reserved under the Stock Purchase Plan is not sufficient to satisfy then unfilled purchase requirements, the available shares will be allocated pro rata among the participants and all payroll deductions not used to purchase shares of Common Stock will be returned to the participants without interest. Based on the closing price of a shares of the Company's Common Stock on April 20, 2000, which was $ 6.00, the market value of 500,000 shares of Common Stock reserved under the Plan was $3,000,000.

  Each offering of Common Stock under the Stock Purchase Plan is for two six-month periods per year (the "Offering Period") beginning on each June 1 and December 1 of a calendar year (each an "Offering Commencement Date") and ending on each following November 30 and May 31, respectively (each an "Offering Termination Date"). Notwithstanding the foregoing, and subject to shareholder approval of the Stock Purchase Plan, the initial offering of Common Stock under the Stock Purchase Plan shall begin on July 1, 2000 and shall continue for a five-month period ending November 30, 2000.

  An eligible employee may participate in the Stock Purchase Plan by authorizing a whole percentage (not less than one percent and not more than ten percent) of the employee's base pay to be deducted by the Company during each Offering Period. An eligible employee may participate in any offering by completing an authorization form and filing it with the Company no later than five calendar days prior to the Offering Commencement Date. A participant may not alter the rate of his or her payroll deductions more than one time during the Offering Period. On the Offering Termination Date of each Offering Period, a participant will be deemed to have automatically exercised a right to purchase the full number of shares of Common Stock that his or her payroll deductions will purchase at the applicable purchase price. In lieu of purchasing any fractional shares of Common Stock, any excess, unless otherwise requested by the participant, will be held in the participant's account for use during the next Offering Period.

  The applicable purchase price under the Stock Purchase Plan for any offering of Common Stock is equal to 85 percent of the last sale price of the Common Stock on Nasdaq on the close of either the applicable Offering Commencement Date or applicable Offering Termination Date, whichever is less.

  An employee may withdraw from an offering at any time prior to the Offering Termination Date for the Offering Period by delivering a withdrawal notice to the Company, in which event the Company will refund the entire balance of the employee's deductions made during such Offering Period. Upon termination of a participant's employment for any reason except death, his or her participation in the Stock Purchase Plan terminates. Upon such termination, the Company will refund the entire balance of the participant's deductions made during the Offering Period in which such termination occurs. Upon termination of a participant's employment because of death, the participant's beneficiary will have the right to elect to withdraw all of the payroll deductions credited to the participant's account or to exercise the participant's option on the Offering Termination Date.

  The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Stock Purchase Plan is neither subject to the Employee Retirement Income Security Act of 1974 nor qualified under Section 401(a) of the Code. If the requirements of Code Section 423 are met, a participant will not recognize taxable income when the purchase right is granted or when shares of Common Stock are purchased on his or her behalf under the Stock Purchase Plan. A participant will become liable for tax on disposition of shares purchased under that Plan. Under current federal tax rules, if the participant does not dispose of such shares after the shares are transferred to the participant for at least one year and for at least two years after the Offering Commencement Date (or the date the purchase right was granted if an employee becomes a participant after the Offering Commencement
Date), he or she will recognize ordinary income when the stock is disposed of in an amount equal to the difference between the fair market value of the Common Stock at the time the purchase right was granted and the purchase price (or, if less, the difference between the fair market value of the Common Stock at the time of the disposition and the purchase price paid by the participant). Any additional gain will be taxable as capital gain. If a participant disposes of shares of Common Stock purchased pursuant to the Stock Purchase Plan before he or she has owned such shares for the period described above, he or she will recognize ordinary income in an amount equal to the difference between the fair market value of the Common Stock at the time it was purchased and the purchase price. Any additional gain will be taxable as capital gain.

  In the event of a merger or consolidation to which the Company is a party (other than a merger or consolidation in which the stockholders of the Company immediately prior to the merger or consolidation shall immediately following the merger or consolidation own securities in the resulting corporation having the right to cast more than 50 percent of the votes necessary to elect a majority of the Directors of the resulting corporation), or in the event of sale or transfer of all or substantially all of the Company's assets, the Stock Purchase Plan shall terminate and the date of any such transaction shall be the Offering Termination Date. Each participant shall be deemed to have exercised his or her purchase rights as of the Offering Termination Date to the extent of his or her accumulated payroll deductions, and shall be entitled to receive the securities or property to which a holder of shares of the Company's Common Stock was entitled immediately prior to the transaction.

  The Board of Directors may at any time amend the Stock Purchase Plan, except that no amendment may be made without the approval of the holders of a majority of the Company's outstanding Common Stock if such amendment would require the sale of more shares than are authorized under the Stock Purchase Plan or permit payroll deductions at a rate in excess of ten percent of a participant's base pay. The Board of Directors may terminate the Stock Purchase Plan at any time but no such termination will adversely affect purchase rights then outstanding under the Stock Purchase Plan. The Stock Purchase Plan will terminate on the Offering Termination Date on which options have been exercised for the full number of shares then available under the Stock Purchase Plan.

  The benefit to be received or shares to be purchased by any individual participant or group of participants under the Stock Purchase Plan cannot be determined at this time because the extent that any employee will elect to participate in the Stock Purchase Plan is unknown.

  THE BOARD OF DIRECTORS URGES THE STOCKHOLDERS TO VOTE FOR THE APPROVAL OF THE STOCK PURCHASE PLAN.

                             CERTAIN STOCKHOLDERS

  The following table sets forth information as of April 7, 2000 (except as otherwise indicated in the notes below) with respect to (i) each director of the Company, (ii) the named executive officers, (iii) all officers and directors of the Company, as a group and (iv) each person who is known by the Company to be the beneficial owner of more than five percent of Common Stock. Except as otherwise indicated, this information has been furnished by the persons listed in the table.

                                                        Shares      Percent of
                                                     Beneficially  Outstanding
Name of Beneficial Owner                               Owned(1)    Shares Owned
------------------------                             ------------- ------------
Directors
David J. Gury......................................  1,124,998 (2)     3.15%
Joseph C. Cook, Jr. ...............................     55,850 (3)      *
David L. Castaldi..................................     50,934 (4)      *
George W. Ebright..................................     44,700 (5)      *
Richard A. Harvey, Jr. ............................     21,000 (6)      *
Linda Jenckes......................................     17,000 (6)      *
David A. Thompson..................................     34,091 (7)      *
Named Executive Officers
David J. Gury......................................  1,124,998 (2)     3.15%
Robert B. Naso.....................................    172,688 (8)      *
David D. Muth......................................     74,295 (9)      *
Bruce K. Farley....................................     20,950(10)      *
Thomas H. McLain...................................     63,880(11)      *
All executive officers and directors as a group (11
 Persons)..........................................  1,680,386(12)     4.71%
Greater Than Five Percent Stockholders
Abbott Laboratories................................  2,000,000(13)     5.60%
 One Abbott Park Road
 Abbott Park, IL 60064-3500
Deerfield Management...............................  2,610,000(14)     7.31%
 450 Lexington Avenue
 Suite 1450
 New York, NY 10017
Heartland Advisors, Inc............................  3,763,100(15)    10.54%
 790 North Milwaukee Street
 Milwaukee, WI 53202
Loomis, Sayles & Company, L.P. ....................  2,083,429(16)     5.84%
 One Financial Center
 Boston, MA 02111
Dimensional Fund Advisors Inc. ....................  2,532,987(17)     7.10%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401

--------
*Less than 1%.

 (1) Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.

 (2) Consists of (a) 391,684 shares owned by Mr. Gury (including 5,000 shares owned jointly with his wife), (b) an aggregate of 96,000 shares of Common Stock that is owned by Mr. Gury's immediate family and 4,500 shares held by Mr. Gury as trustee under trusts for the benefit of his children, all as to which Mr. Gury disclaims beneficial ownership; and (c) 632,814 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 7, 2000.

 (3) Consists of (a) 9,767 shares of Common Stock that Mr. Cook owns directly;
     (b) 5,333 shares of Common Stock that is owned by a limited partnership in which Mr. Cook and his wife are general partners; and (c) 40,750 shares of Common Stock that may be acquired under stock options that are presently exercisable; Mr. Cook is not standing for re-election as a director of the Company.

 (4) Consists of (a) 16,592 shares of Common Stock; (b) 21,000 shares of Common Stock that may be acquired under stock options that are presently exercisable; (c) 7,142 shares of Common Stock that may be acquired upon the conversion of the Company's convertible subordinated notes due 2003 (the "Notes") held by Mr. Castaldi; and (d) 6,200 shares of Common Stock that are held by Mr. Castaldi's wife and children and as to which Mr. Castaldi disclaims beneficial ownership.

 (5) Includes 40,750 shares of Common Stock that may be acquired under stock options that are presently exercisable.

 (6) Consists of shares of Common Stock that may be acquired under stock options that are presently exercisable.

 (7) Includes 21,000 shares of Common Stock that may be acquired under stock options that are presently exercisable.

 (8) Includes 171,688 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 7, 2000.

 (9) Consists of (a) 4,238 shares of Common Stock; (b) 252 shares of Common Stock owned by Mr. Muth's children (as to which shares Mr. Muth disclaims beneficial ownership); and (c) 69,805 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 7, 2000.

(10) Consists of (a) 2,200 shares of Common Stock held by Mr. Farley as co-trustee with his wife for the benefit of his children and their surviving spouses; and (b) 18,750 shares of Common Stock that may be acquired under stock options that are presently exercisable.

(11) Consists of (a) 130 shares of Common Stock owned by Mr. McLain's children; (b) 30,000 shares of Common Stock that Mr. McLain owns jointly with his wife; and (c) 33,750 shares of Common Stock that may be acquired under stock options that are presently exercisable or will be exercisable on June 7, 2000.

(12) See notes 2 through 11 above.

(13) See "Certain Transactions" with respect to voting and other agreements concerning these shares.

(14) The information in the table and in this note is derived from a Schedule 13G/A filed with the SEC on February 10, 2000 by Deerfield Capital, L.P., which shares voting and investment power over 2,119,320 shares, Deerfield Partners, L.P., which shares voting and investment power over 2,119,320 shares, Deerfield Management Company, which shares voting and investment power over 490,680 shares, Deerfield International Limited, which shares voting and investment power over 490,680 shares and Arnold H. Snider, who shares voting and investment power over 2,610,000 shares. Mr. Snider is the president of the general partner of each of the foregoing entities.

(15) Includes 7,143 shares of Common Stock that may be acquired upon the assumed conversion of Notes. Heartland Advisors, Inc., a registered investment advisor, has sole voting power over 408,500 shares and sole investment power over all of the shares identified in this table. The information in the table and this note is derived from a Schedule 13G filed by Heartland Advisors, Inc. with the SEC on January 26, 2000.

(16) Consists of shares of Common Stock that may be acquired upon the conversion of Notes. Upon conversion, Loomis, Sayles & Company, L.P., a registered investment advisor, would share voting power over 169,642 shares, have sole voting power over 1,765,714 shares, and share investment power over all the shares identified in the table. The information in the table and this note is derived from a Schedule 13G filed by Loomis, Sayles & Company, L.P. with the SEC on February 3, 2000.

(17) Dimensional Fund Advisors Inc. is a registered investment advisor. The information in the table and this note is derived from a Schedule 13G filed by Dimensional Fund Advisors Inc. with the SEC on February 3, 2000.

                             CERTAIN TRANSACTIONS

Abbott Laboratories

  In 1992 the Company acquired certain assets from Abbott Laboratories ("Abbott") relating to H-BIG(R), a proprietary FDA-licensed product used to provide passive immunity from exposure to hepatitis B. In consideration for the acquisition of the assets, the Company issued to Abbott 2,000,000 shares of the Company's Common Stock (which Abbott continued to hold as of March 31, 2000) and agreed to pay Abbott royalties based upon sales of H-BIG(R). The Company accrued approximately $1.5 million in 1999 with respect to this royalty. Nabi's replacement product for H-BIG, Nabi-HB, was launched in March 1999. During 1999, the royalty agreement was amended limiting the amount of royalties to be paid on sales of Nabi-HB.

  In connection with the H-BIG(R) acquisition, Abbott and the Company entered into a Shareholder Agreement which governs the rights of Abbott and the companies Abbott controls (collectively, the "Abbott Group") with respect to all shares of the Company's Common Stock from time to time held by the Abbott Group. The Shareholder Agreement requires the Abbott Group to vote its shares of the Company's Common Stock both for the Company's nominees to the Company's Board of Directors and, unless the Company otherwise consents in writing or the stockholders are voting on a "significant event," on all other matters to be voted on by the Company's stockholders in the same proportion as the votes cast by the Company's other stockholders. The Shareholder Agreement also imposes certain restrictions on the right of the Abbott Group to acquire or transfer any shares of the Company's Common Stock, and provides the Company with certain repurchase rights and obligations with respect to the shares of the Company's Common Stock held by the Abbott Group. The Shareholder Agreement terminates on the earlier of September 30, 2002 or two years from the date the voting power of the Abbott Group falls below five percent.

  In 1992 the Company and Abbott entered into a Plasma Data Management System License and Lease Agreement under which Abbott agreed to develop for and lease to the Company a proprietary computer system for managing data from the Company's testing of blood and blood components. The Agreement expires in September 2001, and requires monthly lease payments aggregating at least $1.0 million per year (depending upon the number of the Company's facilities using the system). The Company incurred approximately $1.1 million in payments under this agreement during 1999.

  During 1999, the Company also sold approximately $0.4 million of antibody, diagnostic and other products and testing services to Abbott and purchased approximately $9.1 million of reagents, testing supplies and other products from Abbott.

Transactions Involving Officers and Directors

  Mr. Gury, Nabi's Chairman, President and Chief Executive Officer, borrowed money from Nabi in October 1997 pursuant to a promissory note. The original principal amount of the note was $350,000, and the money was used for tax obligations. The original due date of the note was October 26, 1998, but during 1999 the due date was extended to December 31, 1999 and in 1999 to December 31, 2000. The note bears interest at an annual rate of 8.5%. During 1999, the largest outstanding balance on the note was approximately $315,000. As of December 31, 1999, the outstanding balance on the note was approximately $315,000.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices both (i) on or before February 29, 2000 (after which time they will not be included in the proxy statement and form of proxy relating to that meeting) and (ii) in accordance with the procedures and within the time frames specified in the Company's By-laws and summarized below.

  The By-laws of the Company specify when a stockholder must submit proposals for consideration at a stockholders' meeting in order for those proposals to be considered at the meeting. In order for a proposal to be considered at the meeting, the stockholder making it must give timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the meeting; except that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

                                 OTHER MATTERS

  The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

  The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

April 28, 2000

                                                                     Appendix A

                                     NABI

                                  2000 EQUITY
                                INCENTIVE PLAN

Section 1. Purpose

  The purpose of the 2000 Equity Incentive Plan (the "Plan") of Nabi (the "Company") is to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants and to enable these employees and consultants to participate in the long-term growth of the Company by providing for or increasing the proprietary interests of such persons in the Company, thereby assisting the Company to achieve its long-range performance goals.

Section 2. Definitions

  As used in the Plan:

    "Act" means the Securities Exchange Act of 1934, as amended.

    "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

    "Board" means the Board of Directors of the Company.

    "Committee" means the Compensation Committee of the Board or any successor thereto appointed by the Board and consisting of at least two or more Anon-employee directors as that term is defined in Rule 16b-3 promulgated under the Act.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Common Stock" or "Stock" means the Common Stock, $0.10 par value, of the Company.

    "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

    "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code or any successor provision.

    "Nonconforming Awards" shall mean any Award permitted under the provisos set forth in Sections 6(b) and 9(b).

    "Non-qualified Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is not intended to be an Incentive Stock Option.

    "Option" means an Incentive Stock Option or a Non-qualified Stock Option.

    "Participant" means a person selected by the Committee to receive an Award under the Plan.

    "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

    "Performance Shares" means shares of Common Stock awarded to a Participant under Section 8.

    "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

    "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9 which are subject to forfeiture.

    "Stock Appreciation Right" or "SAR" means a right awarded to a Participant under Section 7.

    "Stock Unit" means a share of Common Stock or a unit is valued in whole or in part by reference to, or otherwise based on, the value of a share of Common Stock, awarded to a Participant under Section 10.

Section 3. Administration

  The Plan shall be administered by the Committee. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operating of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award, and to decide all disputes arising in connection with the Plan. The Committee's decisions and interpretations shall be final and binding.

Section 4. Eligibility

  All employees and consultants of the Company or any of its subsidiaries, including any director who is an employee or consultant of the Company, shall be eligible to be Participants in the Plan.

Section 5. Stock Available for Awards

  (a) Awards may be made under the Plan for up to 1,696,922 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason or settled in a manner that results in fewer shares of Common Stock outstanding than were initially awarded, including without limitation the surrender of shares of Common Stock in payment for the Award or any tax obligation thereon, the shares of Common Stock subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  (b) In the event that the Committee determines in its sole discretion that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, the Committee shall have the right to adjust equitably any or all of (i) the number and kind of shares of stock or securities in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

  (c) Subject to Section 6(a) below, the Company may make Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in section (a) above.

  (d) In no event shall any Participant receive in any calendar year Awards under the Plan and any other grants for more than Two Hundred Fifty Thousand (250,000) shares of Common Stock.

Section 6. Options

  (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Non-qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option granted under the Plan, under Section 422 of the Code.

  (b) The option price per share of Common Stock purchasable under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the date of award with respect to Non-qualified Stock Options; provided, however, that with respect to Non-qualified Stock Options, the option price per share of Common Stock purchasable under such Options may be less than 85% (but never less than 50%) of the Fair Market Value of the Common Stock on the date of award of the Non-qualified Stock Option so long as any such Non-Conforming Awards, together with all other Non-Conforming Awards outstanding at the time, do not cover shares of Common Stock aggregating more than five percent of the shares of Common Stock reserved for issuance under the Plan at the time. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of award.

  (c) No Incentive Stock Option shall be exercisable more than ten years after the date the option is awarded and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the option is awarded. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is awarded to such Participant, the term of such option shall be no more than five years from the date of award.

  (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine. The Committee may permit a Participant to elect to pay the exercise price upon the exercise of an Option by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

  (e ) Except to the extent the Committee shall otherwise determine, whether at the time the Option is granted or thereafter, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant's lifetime, only by the Participant.

  (f) The Committee may at any time accelerate the exercisability of all or any portion of any Option.

  (g) Once an Option is awarded, the price per share of Common Stock purchasable under the Option shall not be reduced without the approval of the stockholders of the Company.

  (h) The Company may require each Participant who receives an ISO to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares received pursuant to the exercise of an ISO. The term "Disqualifying Disposition" means any disposition (including any sale) of Shares before the later of (a) two years after the Participant was granted the ISO under which the Participant acquired such Shares, or (b) one year after the Participant acquired the Shares by exercising the ISO.

Section 7. Stock Appreciation Rights

  (a) A Stock Appreciation Right is an Award entitling the Participant to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

  (b) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option, and determine the terms and conditions applicable thereto, including the form of payment. SARs granted in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

  (c) An SAR related to an Option which can be exercised only during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

  (d) Notwithstanding that an Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the market price of the shares subject to such Option exceeds the exercise price of such Option at the time of its exercise, the Committee may, in its discretion, cancel such Option, in which event the Company shall pay to the person exercising such Option an amount equal to the difference between the Fair Market Value of the Common Stock to have been purchased pursuant to such exercise of such Option (determined on the date the Option is canceled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check, bank draft or in Common Stock having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this paragraph (d) only in the event of a written request of the person exercising the option, which request shall not be binding on the Committee.

Section 8. Performance Shares

  (a) A Performance Share is an Award entitling the Participant to acquire shares of Common Stock upon the attainment of specified performance goals. Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the performance goals applicable to each such Award, the number of such shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Shares. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of each Performance Share shall be equal to the Fair Market Value of one share of Common Stock on the date the Performance Share is earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Share has been earned.

  (b) During any Performance Cycle, the Committee may adjust the performance goals for such Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

  (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9. Restricted Stock

  (a) A Restricted Stock Award is an Award entitling the Participant to acquire shares of Common Stock for a purchase price (which may be zero) equal to or less than their par value, subject to such conditions, including a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares if the purchase price was zero) upon the Participant's termination of employment.

  (b) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the purchase price (if any) therefor, the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. Restricted Stock Awards shall not permit the right of the Company to repurchase shares of Restricted Stock or the requirement that such shares be forfeited to the Company to lapse in less than three years; provided, however, that such lapsing shall be permitted so long as any such Non-Conforming Awards, together with all other Non-Conforming Awards outstanding at the time, do not cover shares of Common Stock aggregating more than five percent of the shares of Common Stock reserved for issuance under the Plan at the time.

  (c) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant.

  (d) A Participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights described in this Section and subject to any other conditions contained in the Award.

Section 10. Stock Units

  (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

  (b) Shares of Common Stock awarded in connection with a Stock Unit shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11. General Provisions Applicable to Awards

  (a) Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax regulatory laws and accounting principles.

  (b) Each Award may be made alone, in addition to or in relation to any other award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

  (c) The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

  (d) In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

  (e) The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or designated beneficiary may receive payment of an Award or exercise rights thereunder.

  (f) In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions with respect to any such change of control; (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the Purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

  (g) The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

  (h) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

    (i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another; or

    (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

  For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

  (i) The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Non-qualified Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, and provided further that, notwithstanding the foregoing, the Committee may not simultaneously terminate an Option and substitute therefor another Option having a lower per share exercise price.

Section 12. Miscellaneous

  (a) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  (b) Subject to the provisions of the applicable Award, no Participant shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom shares of Common Stock is awarded shall be considered the holder of the Shares at the time of the Award except as otherwise provided in the applicable Award.

  (c) Subject to the approval of the shareholders of the Company, the Plan shall be effective on May 26, 2000. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

  (d) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

  (e) Awards may not be made under the Plan after May 26, 2010, but then outstanding Awards may extend beyond such date.

                                                                     Appendix B

                                     NABI

                       2000 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose

  The Nabi 2000 Employee Stock Purchase Plan (the "Plan") is intended to provide employees of Nabi (the "Company") an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company ("Common Stock" or "Stock"). It is the intention of the Company to have the Plan qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of such section of the Code.

2. Eligibility

  Any employee of the Company is eligible to participate in the Plan provided he or she (i) is employed by the Company on the Offering Commencement Date (as defined in Section 3 of this Plan) or, if such date is not a regular business day for the Company, the first regular business day of the Company after the Offering Commencement Date, and (ii) is employed by the Company as of the date(s) each payroll deduction made in accordance with Section 4 of this Plan is made.

  Notwithstanding the foregoing, no employee will be eligible to participate in the Plan if (i) immediately after the grant of an option, the employee would own stock or hold outstanding options to purchase stock possessing five
(5) percent or more of the total combined voting power or value of all classes of stock of the Company, or (ii) the grant of the option would permit the participant's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

  For purposes of this Section 2, the rules of Section 424(d) of the Code shall apply in determining stock ownership of an employee, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

3. Offering Periods

  Under the Plan, there will be two six-month offering periods per year, provided however that the initial offering period shall be five months in duration. The initial offering of Common Stock under the Plan shall begin on July 1, 2000 (and such date shall be deemed to be the Offering Commencement Date for such initial offering) and will end on November 30, 2000 (and such date shall be deemed to be the Offering Termination Date for such initial offering). Each subsequent offering of Common Stock (an "Offering") will begin on June 1 and December 1 of a calendar year (each an "Offering Commencement Date"), and will end on each of November 30 and May 31, respectively (each an "Offering Termination Date"). The first such six-month Offering shall begin on December 1, 2000.

4. Participation

  (a) An eligible employee may elect to participate in any Offering by having payroll deductions made in accordance with Section 4(b) hereof over the six-month period commencing on the Offering Commencement Date (a "Plan Period"). An eligible employee whose employment with the Company commences after the Offering Commencement Date in any Plan Period may elect to participate in the next following Plan Period, but shall not be entitled to participate in the Offering that is in progress on the date his or her employment with the Company begins.

  (b) An eligible employee may participate in any Offering by completing an authorization form for payroll deductions and filing it with the Company no later than a date prior to the Offering Commencement Date for the Offering designated by the Administrator (as defined in Section 10) or, in the absence of such a designation, the date five business days before the Offering Commencement Date. Payroll deductions will be spread evenly over the Plan Period or such shorter period during which an eligible employee may participate in the Plan, as provided in this Section 4. An eligible employee electing to participate in the Plan by means of payroll deductions for a particular Plan Period may not alter the rate of payroll deductions more than one time during the period. All such payroll deductions shall be credited to the participant's account under the Plan. Employees on leave of absence for a period not exceeding 90 days will be permitted to continue participating in the Offering, if they continue making periodic payments to the Company. Each authorization form filed by an eligible employee is of a continuing nature and shall apply to all subsequent Offerings for which the employee is eligible unless and until revoked or replaced by the employee.

  (c) In no event shall the aggregate of all payroll deductions made with respect to a single Plan Period for an eligible employee be less than one percent (1%) or more than ten percent (10%) of the employee's base pay earned during the Plan Period. For purposes of the Plan, "base pay" means regular salary or straight time earnings, excluding commissions, overtime payments, bonuses, nonrecurring payments, and incentive or contingent payments.

5. Option Grant and Price

  (a) A participant's authorization for payroll deductions for any Offering shall become effective as of the Offering Commencement Date or, if applicable, the date upon which he or she elects to participate as permitted in Section 4, and the participant shall be deemed to have been granted an option as of the applicable date to purchase as many full shares of Common Stock as can be purchased with the payroll deductions credited to his or her account during the Offering.

  (b) The option price of Common Stock for any Offering will be equal to the lower of 85 percent of the last sale price of the Stock on the Nasdaq National Market on (i) the day immediately prior to the Offering Commencement Date or
(ii) the day immediately prior to the Offering Termination Date for the Offering or, in either case, if no trading occurred in the Stock on the Nasdaq National Market on such date, then the next prior business day on which trading occurred in the Stock on the Nasdaq National Market.

6. Withdrawal

  (a) A participant may withdraw payroll deductions credited to his or her account for any Offering by giving written notice to the Company at any time up to a date prior to the Offering Termination Date designated by the Administrator (as defined in Section 10). Upon notice of withdrawal, all of the participant's payroll deductions for the offering will be paid promptly without interest, and no further payroll deductions will be made. A participant who withdraws from an Offering cannot participate again in that Offering, but can participate in any other Offering for which he or she is eligible.

  (b) Upon termination of a participant's employment for any reason other than death, the payroll deductions credited to the participant's account will be returned to the participant without interest. If the participant dies after termination of employment, such amount shall be returned to the person or persons entitled thereto under Section 11.

  (c) Upon termination of a participant's employment because of death, the participant's beneficiary will have the right to elect, by written notice given to the Company within the 30-day period commencing with the date of the death of the participant, either (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan, or (ii) to exercise the participant's option on the Offering Termination Date for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her account will purchase at the applicable option price. In lieu of any fractional shares, any excess in such account will be returned to the participant's beneficiary without interest. In the event that no written notice of election is received by the Company, the beneficiary will be deemed to have elected to withdraw the accumulated payroll deductions credited to the participant's account at the date of the participant's death and such amount will be paid promptly to the beneficiary without interest.

7. Exercise of Option

  Unless a participant gives written notice to the Company as provided in
Section 6(a), an option for the purchase of Common Stock with payroll deductions for any Offering will be deemed to have been exercised automatically on the Offering Termination Date for the Offering for the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account on that date will purchase at the applicable option price. In lieu of fractional shares, any excess in the account will be applied to the participant's account for the next Offering; provided, however, that if the participant does not elect to participate in such next Offering, then this account credit will be distributed to the participant in cash without interest.

8. Delivery

  As promptly as practicable after the Offering Termination Date for any Offering, the Company will deliver to each participant, as appropriate, the Common Stock purchased upon the exercise of his or her option.

9. Stock

  (a) The maximum number of shares of Common Stock which may be made available for purchase under the Plan shall be 500,000 shares, subject to adjustment upon changes in the capitalization of the Company. Shares shall be made available from authorized, unissued and reserved Common Stock of the Company. If the total number of shares for which options are exercised for any Offering exceeds the number of shares available, the Company will make a pro rata allocation of the shares available in as nearly uniform a manner as practicable and as the Company may determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned as promptly as possible, without interest.

  (b) The participant will have no interest in Stock covered by an option until such option has been exercised.

  (c) Stock to be delivered to a participant with respect to any Offering under the Plan will be registered in the name of the participant or, if the participant so directs by written notice to the Company before the Offering Termination Date, in the names of the participant and such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

  (d) The Board of Directors may, in its discretion, require as conditions to the exercise of any option, that either (i) a registration statement under the Securities Act of 1933, as amended, with respect to shares covered by the option shall be effective, or (ii) the participant shall represent, in such form and manner as the Company may determine, that it is the participant's intention to purchase the shares only for investment. The participant shall deliver to the Company such certificates and other documents as may be requested by the Company in order to evidence compliance with applicable state and federal securities regulations.

10. Administration

  The Plan initially shall be administered by the Company's President or the President's designee (the "Administrator"). The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Administrator, subject, however, to the final determination of the Board of Directors of the Company. Determinations made by the Administrator and approved by the Board of Directors with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their legal representatives and any other persons under the Plan. Any rule or regulation adopted by the Administrator shall remain in full force and effect unless and until altered, amended or repealed by the Board of Directors.

11. Designation of Beneficiary

  A participant may file a written designation of a beneficiary to receive any Stock or cash in the event of the participant's death. Any designation of a beneficiary may be changed by the participant at any time by written notice to the Administrator. Upon the death of a participant and upon receipt by the Administrator of proof of the identity and existence at the time of the participant's death of a beneficiary validly designated under the Plan, the Company will deliver such Stock or cash to the participant's beneficiary. In the event that no beneficiary survives the participant, the Company will deliver such Stock or cash to the executor or administrator of the participant's estate. If no executor or administrator has been appointed to the knowledge of the Administrator, the Company, in its discretion, may deliver such Stock or cash to the spouse or to any one or more dependents of the participant as the Administrator may designate. No beneficiary shall, prior to the death of the participant, acquire any interest in any Stock or cash credited to the participant under the Plan.

12. Transferability

  Neither contributions credited to a participant's account nor any rights with regard to the exercise of an option or the receipt of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by a participant. Any such assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such an act as an election to withdraw funds in accordance with Section 6.

13. Use of Funds

  All payroll deductions received or held by the Company under the Plan will be general assets of the Company and may be used for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

14. Effect of Changes in Common Stock

  If the Company subdivides or reclassifies Common Stock which has been or may be optioned under the Plan, or declares any dividend payable in shares of Common Stock, or takes any other action of a similar nature affecting such Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and with respect to any individual participant) will be adjusted accordingly and, in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to the option and the option price per share shall be adjusted to the extent determined by the Board of Directors, upon the recommendation of the Administrator, to be necessary to preserve unimpaired and undiluted the rights of the holder of such option.

15. Amendment

  The Board of Directors of the Company may at any time amend the Plan; provided, however, that the Board may not make any change in any option previously granted which would adversely affect the rights of any participant. No amendment may be made without prior approval of the holders of a majority of the shares of Common Stock of the Company issued, outstanding and entitled to vote if such amendment would:

  (a) require the sale of more shares of Stock than are authorized under
  Section 9 of the Plan; or

  (b) permit payroll deductions at a rate in excess of 10 percent of a participant's base pay.

16. Discontinuance or Termination

  The Plan shall terminate on the Offering Termination Date on which the number of shares for which options are exercised exceeds the number of shares available for the Offering. The Board of Directors may at any other time terminate the Plan. No discontinuance or termination may affect options previously granted except as provided herein.

17. Notices

  All notices or other communications by a participant to the Company under the Plan shall be deemed to have been duly given when received by the Company.

18. Merger or Consolidation

  In the event of a merger or consolidation to which the Company is a party (other than a merger or consolidation in which shareholders of the Company immediately prior to the merger or consolidation shall immediately following the merger or consolidation own securities in the resulting corporation having the right to cast more than 50% of the votes necessary to elect a majority of the Directors of the resulting corporation), or in the event of a sale or transfer of all or substantially all of the Company's assets, the Plan shall terminate and the date of such merger, consolidation, sale or transfer shall be the Offering Termination Date for the Plan Period within which such event occurs. To the extent of payroll deductions credited to each participant's account on the Offering Termination Date, the holder of each option then outstanding shall be deemed to have exercised the option and shall be entitled to receive, as nearly as reasonably may be determined, the securities or property to which a holder of Common Stock was entitled immediately prior to the merger, consolidation, sale or transfer. The Board of Directors shall take such steps in connection with any merger, consolidation, sale or transfer as it may deem necessary to insure that the provisions of Section 14 will thereafter be applicable, as nearly as reasonably possible, to such securities or property.

19. Approval of Stockholders

  The Plan shall be effective when approved by the holders of a majority of the shares of Common Stock of the Company present and entitled to vote either at the next annual meeting of stockholders, a special meeting in lieu of the annual meeting, or a special meeting of holders of Common Stock called, at least in part, to act upon the Plan, provided, that a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan.

20. Participant and Employee Rights

  The Plan shall not be deemed to give any participant or any employee the right to be retained in the employ of the Company, or to confer on or create in any participant or any employee any rights, legal or equitable, except such as are expressly set forth herein.

21. Governing Law

  The Plan shall be construed, and the rights and liabilities of all persons under the Plan shall be determined, in accordance with the laws of the State of Delaware, to the extent not superseded by federal law.

NABI
C/O PROXY SERVICES
P.O. BOX 9079
FARMINGDALE, NY 11735

You have the option of voting using any of the following methods:

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY MAIL -
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to Nabi, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you vote by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR THE APPROVAL OF THE 2000 EQUITY INCENTIVE PLAN AND THE 2000 EMPLOYEE STOCK PURCHASE PLAN.



TO VOTE, MARK BLOCKS BELOW
IN BLUE OR BLACK INK AS FOLLOWS:     NABI01   KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

             THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
                PLEASE SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------
NABI

Vote On Directors                                        For  Withhold  For All
                                                         All    All     Except
1. For the election of all nominees listed below
   (except as indicated):                                [_]    [_]      [_]
   01) David L. Castaldi, 02) George W. Ebright,
   03) David J. Gury, 04) Richard A. Harvey, Jr.,
   05) Linda Jenckes and 06) David A. Thompson

                                                       To withhold authority to
                                                       vote, mark "For All
                                                       Except" and write the
                                                       nominee's number on the
                                                       line below.

                                                       -------------------------

Vote on Proposals                                        For  Against  Abstain

2. For the approval of the 2000 Equity                   [_]    [_]      [_]
   Incentive Plan

3. For the approval of the 2000 Employee Stock
   Purchase Plan                                         [_]    [_]      [_]

   Please be sure to sign and date this Proxy. In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

------------------------------------------

------------------------------------------
Signature (PLEASE SIGN WITHIN BOX)    Date


------------------------------------------

------------------------------------------
Signature (Joint Owners)              Date

--------------------------------------------------------------------------------

                                REVOCABLE PROXY
                                     NABI


             5800 Park of Commerce Blvd., NW, Boca Raton, FL 33487
                  Annual Meeting of Stockholders May 26, 2000
 This Proxy is Solicited on Behalf of the Board of Directors, which Recommends
                  Approval of the Proposals Contained Herein

The undersigned hereby appoint(s) Thomas H. McLain, Bruce K. Farley and Mark L. Smith, and each of them, as Proxies of the undersigned with full power of substitution to vote as designated herein all shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Nabi to be held Friday, May 26, 2000 at 10:00 a.m. at the Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida, and all adjournments thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement dated April 28, 2000. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting for which Nabi did not receive proper notice in accordance with its By-laws, (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling with good cause to serve, and (iii) with respect to such other matters upon which discretionary authority may be conferred.